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                                                                    EXHIBIT 5.01

          [LETTERHEAD OF DORNBUSH SCHAEFFER STRONGIN & VENAGLIA, LLP]

                                        April 4, 2006

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Re: Advanced Photonix, Inc.; Registration Statement on Form S-3

Gentlemen:

     We have been requested by Advanced Photonix, Inc., a Delaware corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 3,342,787 shares of the Company's Class A Common Stock, par value $.001 per share (the "Shares"), which are to be sold by the selling stockholders (the "Selling Stockholders") named in the Registration Statement.

     In connection with this opinion, we have examined the Securities Purchase Agreement (the "Agreement"), dated October 11, 2004, between the Company and certain investors, the Registration Rights Agreement, dated October 11, 2004, between the Company and certain investors, the Registration Statement, the Additional Investment Rights, dated October 11, 2004, between the Company and certain investors, the Certificate of Incorporation and By-laws of the Company, each as amended to date, copies of the records of corporate proceedings of the Company and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that the Shares to be issued pursuant to the Agreement have been duly authorized by all necessary corporate action of the Company and, when issued and delivered in accordance with such authorization will be validly issued, fully paid, and non-assessable.

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     We render no opinion as to the laws of any jurisdiction other than the internal corporate law of the State of Delaware.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Matters" in the prospectus included in the Registration Statement.

                                        Very truly yours,

                                        DORNBUSH SCHAEFFER STRONGIN & VENAGLIA,
                                        LLP


                                        By: /s/ Landey Strongin
                                            ------------------------------------
                                            Landey Strongin, Partner